1Q 2020 Earnings Release and Supplemental Information

Quarter Ended March 31, 2020

CyrusOne.

1Q 2020 Earnings Release and Supplemental Information

Table of Contents

Earnings Release....... 3
Company Profile and Analyst Coverage....... 9
Summary of Financial Data....... 10
Condensed Consolidated Statements of Operations....... 11
Condensed Consolidated Balance Sheets....... 12
Condensed Consolidated Statements of Operations (5 quarters)....... 13
Condensed Consolidated Balance Sheets (5 quarters)....... 14
Condensed Consolidated Statements of Cash Flow....... 15
Reconciliation of Net Income (Loss) to Net Operating Income (NOI) and to Adjusted EBITDA....... 16
Reconciliation of Net Income (Loss) to FFO and Normalized FFO....... 17
Market Cap Summary, Reconciliation of Net Debt and Interest Summary....... 18
Debt Schedule and Debt Covenants....... 19
Colocation Square Footage (CSF) and CSF Leased....... 20
2020 Guidance....... 21
Data Center Portfolio....... 22
Gross Square Feet (GSF) Under Development and Land Available for Future Development....... 24
Leasing Statistics - Lease Signings and New MRR Signed - Existing vs. New Customers....... 25
Customer Sector Diversification....... 26
Lease Distribution....... 27
Lease Expirations....... 28

Quarter Ended March 31, 2020

CyrusOne

Exhibit 99.1

CyrusOne Reports First Quarter 2020 Earnings
1Q’20 Year-over-Year Revenue Growth of 9%
Signed $60 Million in Annualized GAAP Revenue and 44 Megawatts

DALLAS (April 29, 2020) - CyrusOne Inc. (NASDAQ: CONE), a premier global data center REIT, today announced first quarter 2020 earnings.

Highlights

Category	1Q’20	vs. 1Q’19
Revenue	$245.9 million	9%
Net income / (loss)	$14.7 million	(84)%
Adjusted EBITDA	$132.2 million	11%
Normalized FFO	$111.8 million	25%
Net income / (loss) per diluted share	$0.13	(84)%
Normalized FFO per diluted share	$0.97	18%

•	Leased 44 megawatts (“MW”) and 289,000 colocation square feet (“CSF”) in the first quarter, totaling $60 million in annualized GAAP revenue, the second-highest quarterly total in the company’s history

–
Leased 31.5 MW totaling $38 million in annualized GAAP revenue across European locations, with 9 MW totaling $12.5 million in annualized GAAP revenue expected to commence this year, reflecting continued strong demand growth in these markets from U.S. hyperscale companies

•
Backlog of $88 million in annualized GAAP revenue as of the end of the first quarter, the highest quarter-end backlog in the company’s history, representing approximately $610 million in total contract value[1]

•	As previously announced, amended our senior unsecured credit agreement, extending the maturity dates and decreasing the interest rate margins applicable on the revolving credit facility and term loans

•	As previously announced, issued €500 million of 1.45% Senior Notes due 2027, with the proceeds used to repay floating rate Euro denominated obligations and fund continued development in Europe

•
As previously announced, entered into a forward sale agreement through the at-the-market (“ATM”) equity program with respect to approximately 2.0 million shares of common stock, which will result in estimated net proceeds of approximately $123 million upon settlement by March 2021

–
Combined with the forward sale agreement entered into in the fourth quarter of 2019, which will result in estimated net proceeds of approximately $99 million upon settlement by November 2020, the Company has $222 million in available forward equity

“First and foremost, our thoughts and well wishes go out to the people most directly impacted by COVID-19, particularly those who have lost loved ones, and we want to thank our first responders and healthcare professionals that are on the front line,” said Tesh Durvasula, interim president and chief executive officer of CyrusOne. “We had very strong financial and operational performance in the quarter, with high growth across key metrics and the second highest leasing total in the company’s history, including a significant contribution from Europe as demand for larger deployments there continues to accelerate. The nearly $90 million revenue backlog enhances our growth profile, and the company is very well positioned with a strong balance sheet, substantial liquidity including available forward equity, and capacity throughout our markets.”
First Quarter 2020 Financial Results
Revenue was $245.9 million for the first quarter, compared to $225.0 million for the same period in 2019, an increase of 9%. The increase in revenue was driven primarily by a 5% increase in occupied CSF and additional interconnection services.

Net income was $14.7 million for the first quarter, compared to net income of $89.4 million in the same period in 2019. Net income for the first quarter included a $14.7 million gain on the Company’s equity investment in GDS, a leading data center provider in China, compared to a $101.2 million gain in the first quarter of 2019. Additionally in the first quarter, the Company recognized a $4.5 million gain associated with a change in fair value on the undesignated portion of its cross-currency swaps, partially offset by a $3.4 million loss on the early extinguishment of debt associated with the amendment of our senior unsecured credit agreement. Net income per diluted common share2 was $0.13 in the first quarter of 2020, compared to net income per diluted common share of $0.82 in the same period in 2019.

Net operating income (“NOI”)3 was $153.3 million for the first quarter, compared to $141.7 million in the same period in 2019, an increase of 8%. Adjusted EBITDA4 was $132.2 million for the first quarter, compared to $119.2 million in the same period in 2019, an increase of 11%.

Normalized Funds From Operations (“Normalized FFO”)5 was $111.8 million for the first quarter, compared to $89.3 million in the same period in 2019, an increase of 25%. Normalized FFO per diluted common share was $0.97 in the first quarter of 2020, compared to $0.82 in the same period in 2019, an increase of 18%.
Leasing Activity
CyrusOne leased approximately 44 MW of power and 289,000 CSF in the first quarter, representing approximately $5.0 million in monthly recurring rent, inclusive of the monthly impact of installation charges. The leasing for the quarter represents approximately $59.9 million in annualized GAAP revenue6, excluding estimates for pass-through power. The weighted average lease term of the new leases, based on square footage, is 98 months (8.2 years), and the weighted average remaining lease term of CyrusOne’s portfolio is 53 months (taking into consideration the impact of the backlog). Recurring rent churn percentage7 for the first quarter was 1.0%, compared to 2.1% for the same period in 2019.
Portfolio Development and Percentage CSF Leased
In the first quarter, the Company completed construction on 50,000 CSF and 6 MW of power capacity in Amsterdam and Raleigh-Durham. Percentage CSF leased8 as of the end of the first quarter was 88% for stabilized properties9 and 86% overall. In addition, the Company has development projects underway in Frankfurt, Dublin, London, Northern Virginia, San Antonio, Phoenix, the New York Metro area, and Council Bluffs (IA) that are expected to add approximately 438,000 CSF and 88 MW of power capacity.
Balance Sheet and Liquidity
As of March 31, 2020, the Company had gross asset value10 totaling approximately $7.7 billion, an increase of approximately 10% over gross asset value as of March 31, 2019. CyrusOne had $3.08 billion of long-term debt11, $57 million of cash and cash equivalents, and $1.16 billion available under its unsecured revolving credit facility as of March 31, 2020. Net debt11 was $3.06 billion as of March 31, 2020, representing approximately 30% of the Company's total enterprise value as of March 31, 2020 of $10.2 billion, or 5.4x Adjusted EBITDA for the last quarter annualized (after further adjusting net debt to reflect the pro forma impact of settlement of the forward sale agreements). After further adjusting Adjusted EBITDA to exclude the impact of the adoption of ASC 842 as of January 1, 2019, in order to present the leverage metric on a basis comparable to that of periods prior to 2019, net debt to Adjusted EBITDA for the last quarter annualized was 5.2x12. Available liquidity13 was $1.43 billion as of March 31, 2020.

As previously announced, the Company amended its senior unsecured credit agreement, extending the maturity dates and decreasing the interest rate margins applicable on the revolving credit facility and term loans. The amended agreement consists of a $1.4 billion revolving credit facility, which includes a $750 million multicurrency borrowing sublimit, and term loan commitments totaling $1.1 billion. The revolving credit facility has been decreased by $300 million, resulting in savings on the annual facility fee and reflecting the Company’s enhanced access to capital as an investment-grade issuer. The revolving credit facility matures in March 2024 and includes a 12-month extension option which, if exercised by the Company, would extend the final maturity to March 2025. The term loan commitments consist of a $400 million term loan maturing in March 2023 and a $700 million term loan maturing in March 2025. The term loan maturing in March 2023 includes two 12-month extension options which, if fully exercised by the Company, would extend the final maturity to March 2025. The credit agreement also contains an accordion that allows the Company to obtain up to $1.5 billion in additional revolving or term loan commitments.
The all-in drawn margin applicable to the revolving credit facility based on the Company’s current leverage level has decreased by 25 basis points compared to the margin on the previous revolving credit facility. The current margin is 100 basis points over the applicable index for floating rate advances, and the annual facility fee is 20 basis points. The margin on the term loan maturing in March 2023 based on the Company’s current leverage level is LIBOR plus 120 basis points, a decrease of 15 basis points compared to the margin on the previously outstanding term loan maturing in March 2023. The margin on the term loan maturing in March 2025 based on the Company’s current leverage level is also LIBOR plus 120 basis points, a decrease of 45 basis points compared to the margin on the previously outstanding term loan maturing in March 2025.

As previously announced, the Company issued €500 million of 1.45% Senior Notes due 2027, with the proceeds used to repay floating rate Euro denominated obligations and fund continued development in Europe.

As previously announced, the Company entered into a forward sale agreement through the ATM equity program with respect to approximately 2.0 million shares, which will result in estimated net proceeds of approximately $123 million upon settlement by March 2021. Combined with the forward sale agreement entered into in the fourth quarter of 2019, which will result in estimated net proceeds of approximately $99 million upon settlement by November 2020, the Company has $222 million in available forward equity (no portion of these forward sale agreements has been settled as of April 29, 2020). As of March 31, 2020, there was approximately $165 million in remaining availability under the current ATM equity program.
Dividend
On February 20, 2020, the Company announced a dividend of $0.50 per share of common stock for the first quarter of 2020. The dividend was paid on April 9, 2020, to stockholders of record at the close of business on March 27, 2020.

Additionally, today the Company is announcing a dividend of $0.50 per share of common stock for the second quarter of 2020. The dividend will be paid on July 10, 2020, to stockholders of record at the close of business on June 26, 2020.
Guidance
CyrusOne is updating guidance for full year 2020, tightening the guidance range and decreasing the midpoint for Total Revenue and Lease and Other Revenues from Customers, and widening the guidance range and decreasing the midpoint for Adjusted EBITDA. The annual guidance provided below represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base, and the supply and demand dynamics of the markets in which CyrusOne operates. The COVID-19 pandemic is evolving rapidly and the potential impact on our business is uncertain and unpredictable.

CyrusOne does not provide forward-looking guidance for GAAP financial measures (other than Total Revenue and Capital Expenditures) or reconciliations for the non-GAAP financial measures included in the annual guidance provided below due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including Net income (loss) and adjustments that could be made for Transaction, acquisition, integration and other related expenses, Legal claim costs, impairment losses and loss on disposal of assets and other charges in its reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

Category	Previous 2020 Guidance	Revised 2020 Guidance
Total Revenue	$1,015 - 1,055 million	$1,010 - 1,045 million
Lease and Other Revenues from Customers	$870 - 900 million	$865 - 890 million
Metered Power Reimbursements	$145 - 155 million	$145 - 155 million
Adjusted EBITDA	$535 - 555 million	$525 - 550 million
Normalized FFO per diluted common share	$3.75 - 3.90	$3.75 - 3.90
Capital Expenditures	$750 - 850 million	$750 - 850 million
Development(1)	$735 - 830 million	$735 - 830 million
Recurring	$15 - 20 million	$15 - 20 million

(1)Development capital expenditures include the acquisition of land for future development.

Upcoming Conferences and Events (All Virtual)

•	MoffettNathanson Media & Communications Summit on May 11-12

•	J.P. Morgan Global Technology, Media and Communications Conference on May 12-14

•	RBC Capital Markets Global Data Center / Connectivity Conference on May 27

•	Cowen and Company Technology, Media & Telecom Conference on May 26-29

•	NAREIT’s REITweek Investor Conference on June 2-4

Conference Call Details
CyrusOne will host a conference call on April 30, 2020, at 11:00 AM Eastern Time (10:00 AM Central Time) to discuss its results for the first quarter 2020. A live webcast of the conference call will be available in the “Investors / Events & Presentations” section of the Company's website at http://investor.cyrusone.com/events.cfm. The presentation to be made during the call is now available in this location. The U.S. conference call dial-in number is 1-844-492-3731, and the international dial-in number is 1-412-542-4121. A replay will be available one hour after the conclusion of the earnings call on April 30, 2020, through May 14, 2020. The U.S. toll-free replay dial-in number is 1-877-344-7529 and the international replay dial-in number is 1-412-317-0088. The replay access code is 10141841.
Safe Harbor
This release and the documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward- looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "predicts," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "endeavors," "strives," "may," variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our and our customers’ respective businesses and industries, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, (i) the potential widespread and highly uncertain impact of public health outbreaks, epidemics and pandemics, such as the COVID-19 pandemic; (ii) loss of key customers; (iii) economic downturn, natural disaster or oversupply of data centers in the limited geographic areas that we serve; (iv) risks related to the development of our properties including, without limitation, obtaining applicable permits, power and connectivity and our ability to successfully lease those properties; (v) weakening in the fundamentals for data center real estate, including but not limited to, decreases in or slowed growth of global data, e-commerce and demand for outsourcing of data storage and cloud-based applications; (vi) loss of access to key third-party service providers and suppliers; (vii) risks of loss of power or cooling which may interrupt our services to our customers; (viii) inability to identify and complete acquisitions and operate acquired properties, including those acquired in the acquisition of Zenium Topco Ltd. and certain other affiliated entities (“Zenium”); (ix) our failure to obtain necessary outside financing on favorable terms, or at all; (x) restrictions in the instruments governing our indebtedness; (xi) risks related to environmental matters; (xii) unknown or contingent liabilities related to our acquisitions; (xiii) significant competition in our industry; (xiv) loss of key personnel; (xv) risks associated with real estate assets and the industry; (xvi) failure to maintain our status as a REIT (as defined below) or to comply with the highly technical and complex REIT provisions of the Internal Revenue Code of 1986, as amended; (xvii) REIT distribution requirements could adversely affect our ability to execute our business plan; (xviii) insufficient cash available for distribution to stockholders; (xix) future offerings of debt may adversely affect the market price of our common stock; (xx) increases in market interest rates will increase our borrowings costs and may drive potential investors to seek higher dividend yields and reduce demand for our common stock; (xxi) market price and volume of stock could be volatile; (xxii) risks related to regulatory changes impacting our customers and demand for colocation space in particular geographies; (xxiii) our international activities, including those now conducted as a result of the Zenium acquisition and land acquisitions, are subject to special risks different from those faced by us in the United States; (xxiv) the significant uncertainty that remains about the future relationship between the United Kingdom and the European Union as a result of the United Kingdom’s withdrawal from the European Union; (xxv) expanded and widened price increases in certain selective materials for data center development capital expenditures due to international trade negotiations; (xxvi) a failure to comply with anti-corruption laws and regulations; (xxvii) legislative or other actions relating to taxes; and (xxviii) other factors affecting the real estate and technology industries generally. More information on potential risks and uncertainties is available in our recent filings with the Securities and Exchange Commission (SEC), including CyrusOne’s Form 10-K report, Form 10-Q reports, and Form 8-K reports. We disclaim any obligation other than as required by law to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors or for new information, data or methods, future events or other changes.
Adoption of New Accounting Standard and Use of Non-GAAP Financial Measures and Other Metrics
In February 2016, the Financial Accounting Standards Board issued ASU 2016-02 (codified in ASC 842, Leases (“ASC 842”)) to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. The ASU requires that a liability be recorded on the balance sheet for all leases where the reporting entity is a lessee, based on the present value of future lease obligations. A corresponding right-of-use asset will also be recorded. Amortization of the lease obligation and the right-of-use asset for leases classified as operating leases are on a straight-line basis. Leases classified as financing leases are required to be accounted for as financing arrangements similar to the accounting treatment for capital leases under ASC 840, Leases (the former accounting standard for all leases).
We adopted ASU 2016-02 on January 1, 2019, applied the package of practical expedients included therein and utilized the modified retrospective transition method with the cumulative effect of transition recognized on the effective date. By applying the modified retrospective transition method, the presentation of financial information for periods prior to January 1, 2019 was not restated.

This press release contains certain non-GAAP financial measures that management believes are helpful in understanding the Company’s business, as further discussed within this press release. These financial measures, which include Funds From Operations, Normalized Funds From Operations, Normalized Funds From Operations per Diluted Common Share, Adjusted EBITDA, Net Operating Income, and Net Debt

should not be construed as being more important than, or a substitute for, comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables that accompany this release and are available in the Investor Relations section of www.cyrusone.com.

Management uses FFO, Normalized FFO, Normalized FFO per Diluted Common Share, Adjusted EBITDA, and NOI, which are non-GAAP financial measures commonly used in the REIT industry, as supplemental performance measures. Management uses these measures as supplemental performance measures because, when compared period over period, they capture trends in occupancy rates, rental rates and operating costs. The Company also believes that, as widely recognized measures of the performance of real estate investment trusts (REITs), these measures are used by investors as a basis to evaluate REITs. Other REITs may not calculate these measures in the same manner, and, as presented, they may not be comparable to others. Therefore, FFO, Normalized FFO, NOI, and Adjusted EBITDA should be considered only as supplements to net income presented in accordance with GAAP as measures of our performance. FFO, Normalized FFO, NOI, and Adjusted EBITDA should not be used as measures of liquidity or as indicative of funds available to fund our cash needs, including our ability to make distributions. These measures also should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP. The Company believes that Net Debt provides a useful measure of liquidity and financial health.

1Inclusive of 4.5 MW and approximately $5.5 million in annualized GAAP revenue associated with a paid reservation signed in 3Q’19 expected to be exercised in the next six months.

2Net income (loss) per diluted common share is defined as Net income (loss) divided by the weighted average diluted common shares outstanding for the period, which were 115.1 million for the first quarter of 2020 and 108.8 million for the first quarter of 2019.

3We use Net Operating Income ("NOI"), which is a non-GAAP financial measure commonly used in the REIT industry, as a supplemental performance measure. We use NOI as a supplemental performance measure because, when compared period over period, it captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of REITs, NOI is used by investors as a basis to evaluate REITs.

We calculate NOI as Net income, adjusted for Sales and marketing expenses, General and administrative expenses, Depreciation and amortization expenses, Transaction, acquisition, integration and other related expenses, Interest expense, net, Gain on marketable equity investment, Loss on early extinguishment of debt, Foreign currency and derivative gains, net, Other expense, and other items as appropriate. Amortization of deferred leasing costs is presented in Depreciation and amortization expenses, which is excluded from NOI. Sales and marketing expenses are not property-specific, rather these expenses support our entire portfolio. As a result, we have excluded these sales and marketing expenses from our NOI calculation, consistent with the treatment of General and administrative expenses, which also support our entire portfolio. Because the calculation of NOI excludes various expenses, the utility of NOI as a measure of our performance is limited. Other REITs may not calculate NOI in the same manner. Accordingly, our NOI may not be comparable to others. Therefore, NOI should be considered only as a supplement to Net income presented in accordance with GAAP as a measure of our performance. NOI should not be used as a measure of our liquidity or as indicative of funds available to fund our cash needs, including our ability to make distributions. NOI also should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

4Adjusted EBITDA, which is a non-GAAP financial measure, is defined as Net income (loss) as defined by GAAP adjusted for Interest expense, net; Income tax benefit ; Depreciation and amortization; Impairment losses; Transaction, acquisition, integration and other related expenses; Legal claim costs; Stock-based compensation expense; Cash severance and management transition costs; Severance-related stock compensation costs; Loss on early extinguishment of debt; New accounting standards and regulatory compliance and the related system implementation costs; (Gain) loss on marketable equity investment; Foreign currency and derivative (gains) losses, net; and Other expense (income). Other companies may not calculate Adjusted EBITDA in the same manner. Accordingly, the Company’s Adjusted EBITDA as presented may not be comparable to others.

5We use funds from operations ("FFO") and normalized funds from operations ("Normalized FFO"), which are non-GAAP financial measures commonly used in the REIT industry, as supplemental performance measures. We use FFO and Normalized FFO as supplemental performance measures because, when compared period over period, they capture trends in occupancy rates, rental rates and operating costs. We also believe that, as widely recognized measures of the performance of REITs, FFO and Normalized FFO are used by investors as a basis to evaluate REITs.
We calculate FFO as Net income (loss) computed in accordance with GAAP before Real estate depreciation and amortization and Impairment losses and loss on disposal of assets. While it is consistent with the definition of FFO promulgated by the National Association of Real Estate Investment Trusts ("NAREIT"), our computation of FFO may differ from the methodology for calculating FFO used by other REITs. Accordingly, our FFO may not be comparable to others.

We calculate Normalized FFO as FFO plus Loss on early extinguishment of debt; (Gain) loss on marketable equity investment; Foreign currency and derivative gains, net; New accounting standards and regulatory compliance and the related system implementation costs; Amortization of tradenames; Transaction, acquisition, integration and other related expenses; Cash severance and management transition costs; Severance-related stock compensation costs; Legal claim costs and other items as appropriate. We believe our Normalized FFO calculation provides a comparable measure between different periods. Other REITs may not calculate Normalized FFO in the same manner. Accordingly, our Normalized FFO may not be comparable to others.

In addition, because FFO and Normalized FFO exclude Real estate depreciation and amortization, and capture neither the changes in the value of our properties that result from use or from market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO and Normalized FFO as measures of our performance is limited. Therefore, FFO and Normalized FFO should be considered only as supplements to Net income presented in accordance with GAAP as measures of our performance. FFO and Normalized FFO should not be used as measures of our liquidity or as indicative of funds available to fund our cash needs, including our ability to make distributions. FFO and Normalized FFO also should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP.

6Annualized GAAP revenue is equal to monthly recurring rent, defined as average monthly contractual rent during the term of the lease plus the monthly impact of installation charges, multiplied by 12. It can be shown both inclusive and exclusive of the Company’s estimate of customer reimbursements for metered power.

7Recurring rent churn percentage is calculated as any reduction in recurring rent due to customer terminations, service reductions or net pricing decreases as a percentage of rent at the beginning of the period, excluding any impact from metered power reimbursements or other usage-based billing.

8Percentage CSF leased is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF. Percentage CSF leased differs from CSF occupied presented in the Data Center Portfolio table because the leased rate includes CSF for signed leases that have not commenced billing.

9Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased.

10Gross asset value is defined as total assets plus accumulated depreciation.

11Long-term debt and net debt exclude adjustments for deferred financing costs and bond discounts / premiums. Net debt, which is a non-GAAP financial measure, provides a useful measure of liquidity and financial health. The Company defines net debt as long-term debt and finance lease liabilities, offset by cash and cash equivalents.

12The estimated impact of the adoption of ASC 842 on Adjusted EBITDA for the last quarter annualized is $16.1 million.

13Liquidity is calculated as cash, cash equivalents, and temporary cash investments on hand, plus the undrawn capacity on CyrusOne’s revolving credit facility, plus the pro forma impact of settlement of the forward sale agreements.
About CyrusOne
CyrusOne (NASDAQ: CONE) is a real estate investment trust (REIT) specializing in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for approximately 1,000 customers, including more than 200 Fortune 1000 companies.

With a track record of meeting and surpassing the aggressive speed-to-market demands of hyperscale cloud providers, as well as the expanding IT infrastructure requirements of the enterprise, CyrusOne provides the flexibility, reliability, security, and connectivity that foster business growth. CyrusOne offers a tailored, customer service-focused platform and is committed to full transparency in communication, management, and service delivery throughout its nearly 50 data centers worldwide. Additional information about CyrusOne can be found at www.CyrusOne.com.
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Investor Relations
Michael Schafer
Vice President, Capital Markets & Investor Relations
972-350-0060
investorrelations@cyrusone.com

Company Profile

CyrusOne (NASDAQ: CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for approximately 1,000 customers, including more than 200 Fortune 1000 companies. CyrusOne's data center offerings provide the flexibility, reliability, and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its nearly 50 data centers worldwide.

•	Best-in-Class Sales Force

•	Flexible Solutions that Scale as Customers Grow

•	Massively Modular® Engineering with Data Hall Builds in 10-14 Weeks

•	Focus on Operational Excellence and Superior Customer Service

•	Proven Leading-Edge Technology Delivering Power Densities up to 900 Watts per Square Foot

•	National IX Replicates Enterprise Data Center Architecture

Corporate Headquarters	Senior Management
2850 N. Harwood Street, Ste. 2200	Tesh Durvasula, Interim President and CEO	John Gould, EVP & Chief Commercial Officer
Dallas, Texas 75201	Diane Morefield, EVP & Chief Financial Officer	Kellie Teal-Guess, EVP & Chief People Officer
Phone: (972) 350-0060	Kevin Timmons, EVP & Chief Technology Officer	Robert Jackson, EVP General Counsel & Secretary
Website: www.cyrusone.com	Jonathan Schildkraut, EVP & Chief Strategy Officer	Matt Pullen, Managing Director, Europe

Analyst Coverage

Firm	Analyst	Phone Number
Bank of America Merrill Lynch	Michael J. Funk	(646) 855-5664
Berenberg Capital Markets	Nate Crossett	(646) 949-9030
BMO Capital Markets	Ari Klein	(212) 885-4103
Citi	Mike Rollins	(212) 816-1116
Cowen and Company	Colby Synesael	(646) 562-1355
Credit Suisse	Sami Badri	(212) 538-1727
Green Street Advisors	David Guarino	(949) 640-8780
Jefferies	Jonathan Petersen	(212) 284-1705
J.P. Morgan	Richard Choe	(212) 622-6708
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280
MoffettNathanson	Nick Del Deo, CFA	(212) 519-0025
Morgan Stanley	Simon Flannery	(212) 761-6432
RBC Capital Markets	Jonathan Atkin	(415) 633-8589
Raymond James	Frank G. Louthan IV	(404) 442-5867
Stifel	Erik Rasmussen	(212) 271-3461
SunTrust Robinson Humphrey	Greg Miller	(212) 303-4169
UBS	John C. Hodulik, CFA	(212) 713-4226
Wells Fargo	Eric Luebchow	(312) 630-2386
William Blair	Jim Breen, CFA	(617) 235-7513

CyrusOne Inc.
Summary of Financial Data
(Dollars in millions, except per share amounts)

	Three Months
	March 31,	December 31,	March 31,	Growth %
	2020	2019	2019	Yr/Yr
Revenue	$245.9	$253.9	$225.0	9%
Net operating income	153.3	160.1	141.7	8%
Net income (loss)	14.7	(52.1)	89.4	(84)%
Funds from Operations ("FFO") - Nareit defined	120.4	53.6	189.5	(36)%
Normalized Funds from Operations ("Normalized FFO")	111.8	113.7	89.3	25%
Weighted average number of common shares outstanding - diluted for Normalized FFO	115.1	114.4	108.8	6%
Income (loss) per share - basic	$0.13	$(0.46)	$0.82	(84)%
Income (loss) per share - diluted	$0.13	$(0.46)	$0.82	(84)%
Normalized FFO per diluted common share	$0.97	$0.99	$0.82	18%
Adjusted EBITDA	$132.2	$137.9	$119.2	11%
Adjusted EBITDA as a % of Revenue	53.8%	54.3%	53.0%	0.8 pts

	As of
	March 31,	December 31,	March 31,	Growth %
	2020	2019	2019	Yr/Yr
Balance Sheet Data
Gross investment in real estate	$6,260.9	$6,089.5	$5,508.8	14%
Accumulated depreciation	(1,469.5)	(1,379.2)	(1,122.5)	31%
Total investment in real estate, net	4,791.4	4,710.3	4,386.3	9%
Cash and cash equivalents	57.3	76.4	126.0	(55)%
Market value of common equity	7,102.1	7,511.9	5,785.0	23%
Long-term debt	3,084.0	2,915.0	2,915.8	6%
Net debt	3,056.1	2,870.4	2,823.2	8%
Total enterprise value	10,158.2	10,382.3	8,608.2	18%
Net debt to LQA Adjusted EBITDA(a)	5.4x	5.0x	5.2x	0.2x

Dividend Activity
Dividends per share	$0.50	$0.50	$0.46	9%

Portfolio Statistics
Data centers	48	47	48	-
Stabilized CSF (000)	4,035	3,937	3,721	8%
Stabilized CSF % leased	88%	88%	90%	(2) pts
Total CSF (000)	3,570.818	4,165	4,061	(12)%
Total CSF % leased	86%	85%	86%	0 pts
Total GSF (000)	7,243	7,135	7,004	3%

(a) March 31, 2020 and December 31, 2019 periods adjusted to reflect the pro forma impact of settlement of the forward sale agreements. March 31, 2019 period adjusted to reflect the impact of proceeds from the April 2019 settlement of shares of common stock sold through the Company's ATM equity program in March 2019, proceeds from the sale of GDS ADSs in April 2019, and the repayment of $200 million of the $1.0 billion term loan in April 2019.

CyrusOne Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months
	Ended March 31,		Change
	2020	2019	$	%
Revenue(a)	$245.9	$225.0	$20.9	9%
Operating expenses:
Property operating expenses	92.6	83.3	9.3	11%
Sales and marketing	4.7	5.3	(0.6)	(11)%
General and administrative	26.9	22.2	4.7	21%
Depreciation and amortization	108.1	102.1	6.0	6%
Transaction, acquisition, integration and other related expenses	0.4	0.3	0.1	33%
Total operating expenses	232.7	213.2	19.5	9%
Operating income	13.2	11.8	1.4	12%
Interest expense, net	(16.0)	(23.7)	7.7	(32)%
Gain on marketable equity investment	14.7	101.2	(86.5)	(85)%
Loss on early extinguishment of debt	(3.4)	—	(3.4)	n/m
Foreign currency and derivative gains, net	5.1	—	5.1	n/m
Other expense	(0.1)	(0.1)	—	n/m
Net income before income taxes	13.5	89.2	(75.7)	(85)%
Income tax benefit	1.2	0.2	1.0	n/m
Net income	$14.7	$89.4	$(74.7)	(84)%
Income per share - basic	$0.13	$0.82	$(0.69)	(84)%
Income per share - diluted	$0.13	$0.82	$(0.69)	(84)%

(a) Revenue includes metered power reimbursements of $34.8 million and $28.5 million for the three months ended March 31, 2020 and 2019, respectively.

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	March 31,	December 31,	Change
	2020	2019	$	%
Assets
Investment in real estate:
Land	$172.2	$147.6	$24.6	17%
Buildings and improvements	1,786.3	1,761.4	24.9	1%
Equipment	3,106.4	3,028.2	78.2	3%
Gross operating real estate	5,064.9	4,937.2	127.7	3%
Less accumulated depreciation	(1,469.5)	(1,379.2)	(90.3)	7%
Net operating real estate	3,595.4	3,558.0	37.4	1%
Construction in progress, including land under development	990.6	946.3	44.3	5%
Land held for future development	205.4	206.0	(0.6)	—%
Total investment in real estate, net	4,791.4	4,710.3	81.1	2%
Cash and cash equivalents	57.3	76.4	(19.1)	(25)%
Rent and other receivables, net	305.3	291.9	13.4	5%
Restricted cash	1.3	1.3	—	n/m
Operating lease right-of-use assets, net	208.6	161.9	46.7	29%
Equity investments	153.1	135.1	18.0	13%
Goodwill	455.1	455.1	—	n/m
Intangible assets, net	184.5	196.1	(11.6)	(6)%
Other assets	121.9	113.9	8.0	7%
Total assets	$6,278.5	$6,142.0	$136.5	2%
Liabilities and equity
Debt	$3,047.0	$2,886.6	$160.4	6%
Finance lease liabilities	29.4	31.8	(2.4)	(8)%
Operating lease liabilities	243.0	195.8	47.2	24%
Construction costs payable	183.4	176.3	7.1	4%
Accounts payable and accrued expenses	121.0	122.7	(1.7)	(1)%
Dividends payable	58.7	58.6	0.1	—%
Deferred revenue and prepaid rents	167.3	163.7	3.6	2%
Deferred tax liability	57.0	60.5	(3.5)	(6)%
Other liabilities	7.9	11.4	(3.5)	(31)%
Total liabilities	3,914.7	3,707.4	207.3	6%
Stockholders' equity
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	n/m
Common stock, $.01 par value, 500,000,000 shares authorized and 115,014,251 and 114,808,898 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	1.2	1.1	0.1	9.1%
Additional paid in capital	3,199.9	3,202.0	(2.1)	—%
Accumulated deficit	(811.0)	(767.3)	(43.7)	6%
Accumulated other comprehensive loss	(26.3)	(1.2)	(25.1)	n/m
Total stockholders’ equity	2,363.8	2,434.6	(70.8)	(3)%
Total liabilities and equity	$6,278.5	$6,142.0	$136.5	2%

CyrusOne Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

For the three months ended:	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
Revenue(a)	$245.9	$253.9	$250.9	$251.5	$225.0
Operating expenses:
Property operating expenses	92.6	93.8	103.0	103.3	83.3
Sales and marketing	4.7	4.5	5.1	5.3	5.3
General and administrative	26.9	21.8	19.8	19.7	22.2
Depreciation and amortization	108.1	108.1	105.4	102.1	102.1
Transaction, acquisition, integration and other related expenses	0.4	2.7	4.4	1.4	0.3
Impairment losses	—	0.7	—	—	—
Total operating expenses	232.7	231.6	237.7	231.8	213.2
Operating income	13.2	22.3	13.2	19.7	11.8
Interest expense, net	(16.0)	(17.6)	(19.6)	(21.1)	(23.7)
Gain (loss) on marketable equity investment	14.7	27.2	12.4	(8.5)	101.2
Loss on early extinguishment of debt	(3.4)	(71.8)	—	—	—
Foreign currency and derivative gains (losses), net	5.1	(13.0)	5.5	—	—
Other (expense) income	(0.1)	0.7	(0.9)	—	(0.1)
Net income (loss) before income taxes	13.5	(52.2)	10.6	(9.9)	89.2
Income tax benefit	1.2	0.1	2.0	1.4	0.2
Net income (loss)	$14.7	$(52.1)	$12.6	$(8.5)	$89.4
Income (loss) per share - basic	$0.13	$(0.46)	$0.11	$(0.08)	$0.82
Income (loss) per share - diluted	$0.13	$(0.46)	$0.11	$(0.08)	$0.82

(a) Revenue includes metered power reimbursements of $34.8 million, $37.5 million, $41.1 million, $31.7 million and $28.5 million for the three months ended March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019, and March 31, 2019, respectively.

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
Assets
Investment in real estate:
Land	$172.2	$147.6	$147.3	$148.0	$124.9
Buildings and improvements	1,786.3	1,761.4	1,732.0	1,689.7	1,649.2
Equipment	3,106.4	3,028.2	2,950.3	2,869.7	2,799.6
Gross operating real estate	5,064.9	4,937.2	4,829.6	4,707.4	4,573.7
Less accumulated depreciation	(1,469.5)	(1,379.2)	(1,292.7)	(1,207.4)	(1,122.5)
Net operating real estate	3,595.4	3,558.0	3,536.9	3,500.0	3,451.2
Construction in progress, including land under development	990.6	946.3	836.9	799.2	734.7
Land held for future development	205.4	206.0	204.3	200.4	200.4
Total investment in real estate, net	4,791.4	4,710.3	4,578.1	4,499.6	4,386.3
Cash and cash equivalents	57.3	76.4	51.7	144.1	126.0
Rent and other receivables, net	305.3	291.9	279.3	268.4	248.7
Restricted cash	1.3	1.3	1.3	1.3	1.3
Operating lease right-of-use assets, net	208.6	161.9	90.7	78.5	83.8
Equity investments	153.1	135.1	104.3	91.9	299.3
Goodwill	455.1	455.1	455.1	455.1	455.1
Intangible assets, net	184.5	196.1	203.7	215.3	226.1
Other assets	121.9	113.9	128.7	115.5	114.8
Total assets	$6,278.5	$6,142.0	$5,892.9	$5,869.7	$5,941.4
Liabilities and equity
Debt	$3,047.0	$2,886.6	$2,776.1	$2,713.8	$2,898.6
Finance lease liabilities	29.4	31.8	30.7	31.6	33.4
Operating lease liabilities	243.0	195.8	124.3	114.1	119.6
Construction costs payable	183.4	176.3	131.2	149.5	155.5
Accounts payable and accrued expenses	121.0	122.7	132.4	112.8	81.6
Dividends payable	58.7	58.6	57.7	53.0	51.5
Deferred revenue and prepaid rents	167.3	163.7	164.0	166.8	155.9
Deferred tax liability	57.0	60.5	59.6	65.5	67.2
Other liabilities	7.9	11.4	—	—	—
Total liabilities	3,914.7	3,707.4	3,476.0	3,407.1	3,563.3
Stockholders' equity
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	—	—
Common stock, $.01 par value, 500,000,000 shares authorized and 115,014,251 and 114,808,898 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	1.2	1.1	1.1	1.1	1.1
Additional paid in capital	3,199.9	3,202.0	3,094.2	3,089.5	2,938.2
Accumulated deficit	(811.0)	(767.3)	(657.4)	(613.0)	(552.2)
Accumulated other comprehensive loss	(26.3)	(1.2)	(21.0)	(15.0)	(9.0)
Total stockholders' equity	2,363.8	2,434.6	2,416.9	2,462.6	2,378.1
Total liabilities and equity	$6,278.5	$6,142.0	$5,892.9	$5,869.7	$5,941.4

CyrusOne Inc.
Condensed Consolidated Statements of Cash Flow
(Dollars in millions)
(Unaudited)

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019
Cash flows from operating activities:
Net income	$14.7	$89.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	108.1	102.1
Provision for bad debt expense	(0.1)	—
Unrealized gain on marketable equity investment	(14.7)	(101.2)
Foreign currency and derivative gains, net	(5.1)	—
Proceeds from swap terminations	2.9	—
Loss on early extinguishment of debt	3.4	—
Interest expense amortization, net	2.0	1.2
Stock-based compensation expense	3.7	4.5
Deferred income tax benefit	(2.0)	(0.8)
Operating lease cost	6.2	5.0
Other income (expense)	0.2	(0.5)

Change in operating assets and liabilities:
Rent and other receivables, net and other assets	(29.4)	(18.0)
Accounts payable and accrued expenses	(1.2)	(39.8)
Deferred revenue and prepaid rents	3.2	7.1
Operating lease liabilities	(5.6)	(5.1)
Net cash provided by operating activities	86.3	43.9
Cash flows from investing activities:
Investment in real estate	(196.5)	(301.9)
Equity investments	(3.3)	—
Net cash used in investing activities	(199.8)	(301.9)
Cash flows from financing activities:
Issuance of common stock, net	0.6	105.0
Dividends paid	(58.4)	(50.4)
Payment of deferred financing costs	(13.6)	—
Proceeds from revolving credit facility	244.4	275.7
Repayments of revolving credit facility	(623.1)	—
Proceeds from Euro bond	550.6	—
Proceeds from unsecured term loan	1,100.0	—
Repayments of unsecured term loan	(1,100.0)	—
Payments on finance lease liabilities	(0.7)	(0.6)
Tax payment upon exercise of equity awards	(6.3)	(8.7)
Net cash provided by financing activities	93.5	321.0
Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.9	(0.1)
Net decrease in cash, cash equivalents and restricted cash	(19.1)	62.9
Cash, cash equivalents and restricted cash at beginning of period	77.7	64.4
Cash, cash equivalents and restricted cash at end of period	$58.6	$127.3

Supplemental disclosure of cash flow information:
Cash paid for interest, including amounts capitalized of $6.0 million and $9.3 million in 2020 and 2019, respectively	$8.3	$46.7
Non-cash investing and financing activities:
Construction costs payable	183.4	155.5
Dividends payable	58.7	51.5

CyrusOne Inc.
Reconciliation of Net Income (Loss) to Net Operating Income
(Dollars in millions)
(Unaudited)

	Three Months Ended
	March 31,		Change
	2020	2019	$	%
Net income	$14.7	$89.4	$(74.7)	(84)%
Sales and marketing expenses	4.7	5.3	(0.6)	(11)%
General and administrative expenses	26.9	22.2	4.7	21%
Depreciation and amortization expenses	108.1	102.1	6.0	6%
Transaction, acquisition, integration and other related expenses	0.4	0.3	0.1	33%
Interest expense, net	16.0	23.7	(7.7)	(32)%
Gain on marketable equity investment	(14.7)	(101.2)	86.5	(85)%
Loss on early extinguishment of debt	3.4	—	3.4	n/m
Foreign currency and derivative gains, net	(5.1)	—	(5.1)	n/m
Other expense	0.1	0.1	—	n/m
Income tax benefit	(1.2)	(0.2)	(1.0)	n/m
Net Operating Income	$153.3	$141.7	$11.6	8%

CyrusOne Inc.
Net Operating Income and Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Three Months Ended				Three Months Ended
	March 31,		Change		March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	$	%	2020	2019	2019	2019	2019
Net Operating Income
Revenue	$245.9	$225.0	$20.9	9%	$245.9	$253.9	$250.9	$251.5	$225.0
Property operating expenses	92.6	83.3	9.3	11%	92.6	93.8	103.0	103.3	83.3
Net Operating Income (NOI)	$153.3	$141.7	$11.6	8%	$153.3	$160.1	$147.9	$148.2	$141.7
NOI as a % of Revenue	62.3%	63.0%			62.3%	63.1%	58.9%	58.9%	63.0%
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$14.7	$89.4	$(74.7)	(84)%	$14.7	$(52.1)	$12.6	$(8.5)	$89.4
Interest expense, net	16.0	23.7	(7.7)	(32)%	16.0	17.6	19.6	21.1	23.7
Income tax benefit	(1.2)	(0.2)	(1.0)	n/m	(1.2)	(0.1)	(2.0)	(1.4)	(0.2)
Depreciation and amortization expenses	108.1	102.1	6.0	6%	108.1	108.1	105.4	102.1	102.1
Impairment losses	—	—	—	n/m	—	0.7	—	—	—
EBITDA (Nareit definition)(a)	$137.6	$215.0	$(77.4)	(36)%	$137.6	$74.2	$135.6	$113.3	$215.0

Transaction, acquisition, integration and other related expenses	0.4	0.3	0.1	33%	0.4	2.7	4.4	1.4	0.3
Legal claim costs	0.1	0.1	—	n/m	0.1	0.5	0.4	0.1	0.1
Stock-based compensation expense	3.5	4.5	(1.0)	(22)%	3.5	4.3	4.2	3.7	4.5
Cash severance and management transition costs	6.8	0.1	6.7	n/m	6.8	(0.7)	—	—	0.1
Severance-related stock compensation costs	0.1	—	0.1	n/m	0.1	—	—	—	—
Loss on early extinguishment of debt	3.4	—	3.4	n/m	3.4	71.8	—	—	—
New accounting standards and regulatory compliance and the related system implementation costs	—	0.3	(0.3)	n/m	—	—	0.2	0.3	0.3
(Gain) loss on marketable equity investment	(14.7)	(101.2)	86.5	(85)%	(14.7)	(27.2)	(12.4)	8.5	(101.2)
Foreign currency and derivative (gains) losses, net	(5.1)	—	(5.1)	n/m	(5.1)	13.0	(5.5)	—	—
Other expense (income)	0.1	0.1	—	n/m	0.1	(0.7)	0.9	—	0.1
Adjusted EBITDA	$132.2	$119.2	$13.0	11%	$132.2	$137.9	$127.8	$127.3	$119.2
Adjusted EBITDA as a % of Revenue	53.8%	53.0%			53.8%	54.3%	50.9%	50.6%	53.0%

(a)
We calculate Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) as GAAP Net income (loss) plus Interest expense, net, Income tax benefit, Depreciation and amortization and Impairment losses. While it is consistent with the definition of EBITDAre promulgated by the National Association of Real Estate Investment Trusts ("Nareit"), our computation of EBITDAre may differ from the methodology for calculating EBITDAre used by other REITs. Accordingly, our EBITDAre may not be comparable to others.

CyrusOne Inc.
Reconciliation of Net Income (Loss) to FFO and Normalized FFO
(Dollars in millions)
(Unaudited)

	Three Months Ended				Three Months Ended
	March 31,		Change		March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	$	%	2020	2019	2019	2019	2019
Reconciliation of Net Income (Loss) to FFO and Normalized FFO:
Net income (loss)	$14.7	$89.4	$(74.7)	(84)%	$14.7	$(52.1)	$12.6	$(8.5)	$89.4
Real estate depreciation and amortization	105.8	100.1	5.7	6%	105.8	105.6	102.6	100.2	100.1
Impairment losses and gain on disposal of assets	(0.1)	—	(0.1)	n/m	(0.1)	0.1	1.0	—	—
Funds from Operations ("FFO") - Nareit defined	$120.4	$189.5	$(69.1)	(36)%	$120.4	$53.6	$116.2	$91.7	$189.5

Loss on early extinguishment of debt	3.4	—	3.4	n/m	3.4	71.8	—	—	—
(Gain) loss on marketable equity investment	(14.7)	(101.2)	86.5	(85)%	(14.7)	(27.2)	(12.4)	8.5	(101.2)
Foreign currency and derivative (gains) losses, net	(5.1)	—	(5.1)	n/m	(5.1)	13.0	(5.5)	—	—
New accounting standards and regulatory compliance and the related system implementation costs	—	0.3	(0.3)	n/m	—	—	0.2	0.3	0.3
Amortization of tradenames	0.3	0.2	0.1	50%	0.3	0.4	0.6	0.1	0.2
Transaction, acquisition, integration and other related expenses	0.5	0.3	0.2	67%	0.5	2.3	4.4	1.4	0.3
Cash severance and management transition costs	6.8	0.1	6.7	n/m	6.8	(0.7)	—	—	0.1
Severance-related stock compensation costs	0.1	—	0.1	n/m	0.1	—	—	—	—
Legal claim costs	0.1	0.1	—	n/m	0.1	0.5	0.4	0.1	0.1
Normalized Funds from Operations (Normalized FFO)	$111.8	$89.3	$22.5	25%	$111.8	$113.7	$103.9	$102.1	$89.3
Normalized FFO per diluted common share	$0.97	$0.82	$0.15	18%	$0.97	$0.99	$0.91	$0.90	$0.82
Weighted average diluted common shares outstanding	115.1	108.8	6.3	6%	115.1	114.4	113.5	113.1	108.8

Additional Information:
Amortization of deferred financing costs and bond premium / discount	2.0	1.2	0.8	67%	2.0	1.4	1.2	1.2	1.2
Stock-based compensation expense	3.5	4.5	(1.0)	(22)%	3.5	4.3	4.2	3.7	4.5
Non-real estate depreciation and amortization	2.0	1.9	0.1	5%	2.0	2.1	2.0	1.9	1.9
Straight line rent adjustments(a)	1.7	(10.1)	11.8	n/m	1.7	(3.8)	(5.9)	(6.8)	(10.1)
Deferred revenue, primarily installation revenue(b)	(2.2)	5.9	(8.1)	n/m	(2.2)	(2.3)	(1.7)	4.7	5.9
Leasing commissions	(2.4)	(3.7)	1.3	(35)%	(2.4)	(4.8)	(2.8)	(3.1)	(3.7)
Recurring capital expenditures	(3.5)	(2.7)	(0.8)	30%	(3.5)	(1.1)	(4.5)	(1.6)	(2.7)

(a)	Straight line rent adjustments:
Represents the difference between revenue recognized on a straight line basis under GAAP over the term of the lease compared to the contractual rental payments. Lease agreements typically include payments that escalate over the term of the contract or, to a lesser extent, a ramp period.

(b)	Deferred revenue, primarily installation revenue:
Represents payments received from customers in excess of revenue recognized under GAAP. This primarily relates to specific customer-requested buildouts that CyrusOne does not include in its basic data center design. The company charges customers up front for these buildouts rather than incorporating into rent and billing them over time. The cash payments for these buildouts are non-recurring, and may vary significantly from quarter to quarter, but revenue is amortized over the life of the lease.

CyrusOne Inc.
Market Capitalization Summary, Reconciliation of Net Debt and Interest Summary
(Unaudited)
Market Capitalization (as of March 31, 2020)

(dollars in millions)	Shares or Equivalents Outstanding	Market Price as of March 31, 2020	Market Value Equivalents (in millions)
Common shares	115,014,251	$61.75	$7,102.1
Net Debt			3,056.1
Total Enterprise Value (TEV)			$10,158.2

Reconciliation of Net Debt

	March 31,	December 31,	March 31,
(dollars in millions)	2020	2019	2019
Long-term debt(a)	$3,084.0	$2,915.0	$2,915.8
Finance lease liabilities	29.4	31.8	33.4
Less:
Cash and cash equivalents	(57.3)	(76.4)	(126.0)
Net Debt	$3,056.1	$2,870.4	$2,823.2
(a)Excludes adjustment for deferred financing costs.

Interest Summary

	Three Months Ended
	March 31,	December 31,	March 31,	% Change
(dollars in millions)	2020	2019	2019	Yr/Yr
Interest expense and fees	$20.0	$22.9	$31.8	(37)%
Amortization of deferred financing costs and bond premium / discount	2.0	1.4	1.2	67%
Capitalized interest	(6.0)	(6.7)	(9.3)	(35)%
Total interest expense	$16.0	$17.6	$23.7	(32)%

CyrusOne Inc.
Debt Schedule and Debt Covenants
(Unaudited)

Debt Schedule (as of March 31, 2020)

(dollars in millions)
Long-term debt:	Amount	Interest Rate	Maturity Date
Revolving credit facility - GBP(a)(b)	31.0	GBP LIBOR + 100 bps(d)	March 2025(c)
Revolving credit facility - USD(a)	203.0	USD LIBOR + 100 bps(e)	March 2025(c)
Term loan(f)	1,100.0	USD LIBOR + 120 bps(g)	March 2025(h)
2.900% USD senior notes due 2024	600.0	2.900%	November 2024
1.450% EUR senior notes due 2027(i)	550.0	1.450%	January 2027
3.450% USD senior notes due 2029	600.0	3.450%	November 2029
Total long-term debt(j)	$3,084.0	2.22%(k)

Weighted average term of debt:	6.2	years

(a)	Revolving credit facility includes 0.20% facility fee on entire revolving credit facility commitment of $1.4 billion.

(b)	Amount outstanding is USD equivalent of £25 million.

(c)	Assuming exercise of 12-month extension option.

(d)	Interest rate as of March 31, 2020: 1.25%.

(e)	Interest rate as of March 31, 2020: 2.00%.

(f)	$500 million of $1,100 million synthetically converted into €451 million pursuant to a USD-EUR cross currency swap; $300 million swapped pursuant to USD floating to fixed interest rate swap.

(g)	Interest rate as of March 31, 2020: 2.20%; weighted average interest rate pursuant to swaps: 1.42%.

(h)	Assumes exercise of two 12-month extension options on $400 million tranche.

(i)	Amount outstanding is USD equivalent of €500 million.

(j)	Excludes adjustment for deferred financing costs.

(k)	Weighted average interest rate calculated using lower interest rate on swapped amount.

Debt Covenants - Senior Notes (as of March 31, 2020)

Ratios	Requirement	March 31, 2020
Total Outstanding Indebtedness to Total Assets	≤ 60%	39%
Secured Indebtedness to Total Assets	≤ 40%	0%
Consolidated EBITDA to Interest Expense	≥ 1.50x	6.01x
Total Unencumbered Assets to Unsecured Indebtedness	≥ 150%	252%

CyrusOne Inc.
Colocation Square Footage (CSF) and CSF Leased
(Unaudited)

	As of March 31, 2020		As of December 31, 2019		As of March 31, 2019
Market	Colocation Space (CSF)(a) (000)	CSF Leased(b)	Colocation Space (CSF)(a) (000)	CSF Leased(b)	Colocation Space (CSF)(a) (000)	CSF Leased(b)
Northern Virginia	1,113	96%	1,113	92%	1,113	91%
Dallas	621	71%	621	70%	621	70%
Phoenix	509	100%	509	100%	509	100%
Cincinnati	402	75%	402	78%	402	85%
Houston	308	63%	308	64%	308	70%
San Antonio	300	100%	300	100%	300	100%
New York Metro	245	73%	245	74%	228	77%
Chicago	203	78%	203	77%	207	71%
Austin	106	78%	106	79%	106	80%
Raleigh-Durham	94	96%	83	95%	83	99%
Total - Domestic	3,901	85%	3,890	84%	3,876	85%
Frankfurt	144	99%	144	99%	98	99%
London	128	81%	128	81%	84	100%
Amsterdam	39	100%	—	—%	—	—%
Singapore	3	20%	3	20%	3	22%
Total - International	314	91%	275	90%	185	98%
Total - Portfolio	4,215	86%	4,165	85%	4,061	86%
Stabilized Properties(c)	4,035	88%	3,937	88%	3,721	90%

(a)	CSF represents the GSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment. May not sum to total due to rounding.

(b)	CSF Leased is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.

(c)	Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased.

CyrusOne Inc.
2020 Guidance

Category	Previous 2020 Guidance	Revised 2020 Guidance
Total Revenue	$1,015 - 1,055 million	$1,010 - 1,045 million
Lease and Other Revenues from Customers	$870 - 900 million	$865 - 890 million
Metered Power Reimbursements	$145 - 155 million	$145 - 155 million
Adjusted EBITDA	$535 - 555 million	$525 - 550 million
Normalized FFO per diluted common share	$3.75 - 3.90	$3.75 - 3.90
Capital Expenditures	$750 - 850 million	$750 - 850 million
Development(1)	$735 - 830 million	$735 - 830 million
Recurring	$15 - 20 million	$15 - 20 million

(1)Development capital expenditures include the acquisition of land for future development.

CyrusOne is updating guidance for full year 2020, tightening the guidance range and decreasing the midpoint for Total Revenue and Lease and Other Revenues from Customers, and widening the guidance range and decreasing the midpoint for Adjusted EBITDA. The annual guidance provided above represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base and the supply and demand dynamics of the markets in which CyrusOne operates. The COVID-19 pandemic is evolving rapidly and the potential impact on our business is uncertain and unpredictable.

CyrusOne does not provide forward-looking guidance for GAAP financial measures (other than Total Revenue and Capital Expenditures) or reconciliations for the non-GAAP financial measures included in the annual guidance provided below due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including Net income (loss) and adjustments that could be made for Transaction, acquisition, integration and other related expenses, Legal claim costs, impairment losses and gain on disposal of assets and other charges in its reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

CyrusOne Inc.
Data Center Portfolio
As of March 31, 2020
(Unaudited)

			Gross Square Feet (GSF)(a)							Powered Shell Available for Future Development (GSF)(k) (000)	Available Critical Load Capacity (MW)(l)
Stabilized Properties(b)	Metro Area	Annualized Rent(c) ($000)	Colocation Space (CSF)(d) (000)	CSF Occupied(e)	CSF Leased(f)	Office & Other(g) (000)	Office & Other Occupied(h)	Supporting Infrastructure(i) (000)	Total(j) (000)
Dallas - Carrollton	Dallas	$88,489	428	79%	79%	83	46%	133	644	—	62
Northern Virginia - Sterling V	Northern Virginia	66,823	383	99%	99%	11	100%	145	539	64	66
Northern Virginia - Sterling VI	Northern Virginia	49,283	272	91%	100%	35	—%	—	307	—	57
Northern Virginia - Sterling II	Northern Virginia	33,735	159	100%	100%	9	100%	55	223	—	30
Somerset I	New York Metro	32,749	108	81%	81%	27	99%	89	224	138	16
San Antonio III	San Antonio	31,851	132	100%	100%	9	100%	43	184	—	24
Chicago - Aurora I	Chicago	31,693	113	98%	98%	34	100%	223	371	27	71
Cincinnati - 7th Street***	Cincinnati	28,074	197	59%	59%	6	61%	175	378	46	16
Houston - Houston West I	Houston	28,014	112	75%	75%	11	100%	37	161	3	28
Dallas - Lewisville*	Dallas	27,590	114	81%	81%	11	63%	54	180	—	21
Totowa - Madison**	New York Metro	26,385	51	87%	87%	22	89%	59	133	—	6
Cincinnati - North Cincinnati	Cincinnati	25,645	65	99%	99%	45	79%	53	163	65	14
Phoenix - Chandler VI	Phoenix	25,128	148	100%	100%	6	100%	32	187	279	24
Frankfurt I	Frankfurt	22,414	53	97%	97%	8	91%	57	118	—	18
Austin III	Austin	20,851	62	69%	73%	15	81%	21	98	67	9
Houston - Houston West II	Houston	20,796	80	74%	74%	4	97%	55	139	11	12
Phoenix - Chandler II	Phoenix	20,205	74	100%	100%	6	53%	26	105	—	12
Phoenix - Chandler I	Phoenix	19,844	74	100%	100%	35	12%	39	147	31	16
Phoenix - Chandler III	Phoenix	19,546	68	100%	100%	2	—%	30	101	—	14
Northern Virginia - Sterling III	Northern Virginia	19,250	79	100%	100%	7	100%	34	120	—	15
Frankfurt II	Frankfurt	19,101	90	100%	100%	9	100%	72	171	10	35
Wappingers Falls I**	New York Metro	18,835	37	63%	63%	20	87%	15	72	—	3
Northern Virginia - Sterling I	Northern Virginia	18,590	78	100%	100%	6	69%	49	132	—	12
Raleigh-Durham I	Raleigh-Durham	18,376	94	89%	96%	16	95%	82	192	235	17
San Antonio I	San Antonio	18,093	44	99%	99%	6	83%	46	96	11	12
Northern Virginia - Sterling IV	Northern Virginia	16,992	81	100%	100%	7	100%	34	122	—	15
San Antonio II	San Antonio	14,868	64	100%	100%	11	100%	41	117	—	12
Austin II	Austin	14,426	44	85%	85%	2	100%	22	68	—	5
Phoenix - Chandler V	Phoenix	14,397	72	100%	100%	1	95%	16	89	13	12
Florence	Cincinnati	13,545	53	99%	99%	47	87%	40	140	—	9
London I*	London	11,938	30	100%	100%	12	56%	58	100	9	12
Houston - Galleria	Houston	11,918	63	45%	45%	23	27%	25	112	—	14
Phoenix - Chandler IV	Phoenix	11,734	73	100%	100%	3	100%	27	103	—	12
Cincinnati - Hamilton*	Cincinnati	11,107	47	73%	73%	1	100%	35	83	—	10
San Antonio IV	San Antonio	10,981	60	100%	100%	12	100%	27	99	—	12
London II*	London	9,829	64	100%	100%	10	100%	93	166	4	21
Houston - Houston West III	Houston	7,116	53	41%	41%	10	98%	32	95	209	6
London - Great Bridgewater**	London	6,244	10	96%	96%	—	—%	1	11	—	1
Stamford - Riverbend**	New York Metro	6,008	20	23%	23%	—	—%	8	28	—	2
Chicago - Aurora II (DH #1)	Chicago	5,308	77	51%	51%	45	1%	14	136	272	16
Cincinnati - Mason	Cincinnati	5,142	34	100%	100%	26	98%	17	78	—	4
Norwalk I**	New York Metro	4,850	13	100%	100%	4	65%	41	58	87	2
Chicago - Lombard	Chicago	2,461	14	64%	64%	4	45%	12	30	29	3
Stamford - Omega**	New York Metro	1,258	—	—%	—%	19	80%	4	22	—	—
Totowa - Commerce**	New York Metro	659	—	—%	—%	20	44%	6	26	—	—
Cincinnati - Blue Ash*	Cincinnati	621	6	36%	36%	7	100%	2	15	—	1
Singapore - Inter Business Park**	Singapore	354	3	20%	20%	—	—%	—	3	—	1
Amsterdam I	Amsterdam	—	39	100%	100%	15	100%	40	94	207	4
Stabilized Properties - Total		$913,115	4,035	88%	88%	723	66%	2,218	6,976	1,818	779

CyrusOne Inc.
Data Center Portfolio
As of March 31, 2020
(Unaudited)

			Gross Square Feet (GSF)(a)							Powered Shell Available for Future Development (GSF)(k) (000)	Available Critical Load Capacity (MW)(l)
	Metro Area	Annualized Rent(c) ($000)	Colocation Space (CSF)(d) (000)	CSF Occupied(e)	CSF Leased(f)	Office & Other(g) (000)	Office & Other Occupied(h)	Supporting Infrastructure(i) (000)	Total(j) (000)
Stabilized Properties - Total		$913,115	4,035	88%	88%	723	66%	2,218	6,976	1,818	779

Pre-Stabilized Properties(b)
Northern Virginia - Sterling VIII	Northern Virginia	8,718	61	37%	37%	4	—%	25	90	—	6
Dallas - Allen (DH #1)	Dallas	1,343	79	11%	11%	—	—%	58	137	204	6
Somerset I (DH #14)	New York Metro	—	16	—%	40%	—	—%	—	16	—	2
London II* (DH #3)	London	—	17	—%	—%	—	—%	—	17	—	7
London I* (DH #1)	London	—	8	—%	—%	—	—%	—	8	—	3
All Properties - Total		$923,176	4,215	85%	86%	727	65%	2,301	7,243	2,021	803

*	Indicates properties in which we hold a leasehold interest in the building shell and land. All data center infrastructure has been constructed by us and is owned by us.

**	Indicates properties in which we hold a leasehold interest in the building shell, land, and all data center infrastructure.
*** The information provided for the Cincinnati - 7th Street property includes data for two facilities, one of which we lease and one of which we own.

(a)	Represents the total square feet of a building under lease or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.

(b)
Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased. Pre-stabilized properties include data halls that have been in service for less than 24 months and are less than 85% leased.

(c)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of March 31, 2020 multiplied by 12. For the month of March 2020, customer reimbursements were $137.2 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From April 1, 2018 through March 31, 2020, customer reimbursements under leases with separately metered power constituted between 13.5% and 19.4% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of March 31, 2020 was $912.5 million. Our annualized effective rent was lower than our annualized rent as of March 31, 2020 because our negative straight-line and other adjustments and amortization of deferred revenue exceeded our positive straight-line adjustments due to factors such as the timing of contractual rent escalations and customer payments for services.

(d)	CSF represents the GSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.

(e)
Percent occupied is determined based on CSF billed to customers under signed leases as of March 31, 2020 divided by total CSF. Leases signed but that have not commenced billing as of March 31, 2020 are not included.

(f)	Percent leased is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.

(g)	Represents the GSF at an operating facility that is currently leased or readily available for lease as space other than CSF, which is typically office and other space.

(h)
Percent occupied is determined based on Office & Other space being billed to customers under signed leases as of March 31, 2020 divided by total Office & Other space. Leases signed but not commenced as of March 31, 2020 are not included.

(i)	Represents infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(j)	Represents the GSF at an operating facility that is currently leased or readily available for lease. This excludes existing vacant space held for development.

(k)	Represents space that is under roof that could be developed in the future for operating GSF, rounded to the nearest 1,000.

(l)
Critical load capacity represents the aggregate power available for lease and exclusive use by customers expressed in terms of megawatts. The capacity reported is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels. Does not sum to total due to rounding.

CyrusOne Inc.
GSF Under Development
As of March 31, 2020
(Dollars in millions)
(Unaudited)

			GSF Under Development(a)						Under Development Costs(b)
Facilities	Metropolitan Area	Estimated Completion Date	Colocation Space (CSF) (000)	Office & Other (000)	Supporting Infrastructure (000)	Powered Shell(c) (000)	Total (000)	Critical Load MW Capacity(d)	Actual to Date(e)	Estimated Costs to Completion(f)	Total
Northern Virginia - Sterling IX(g)	Northern Virginia	2Q'20	53	1	66	187	307	6.0	9	$21-24	$30-33
Phoenix V	Phoenix	2Q'20	71	1	8	—	81	6.0	2	25-35	27-37
London III	London	2Q'20	20	2	45	20	87	6.0	27	12-16	39-43
Somerset I	New York	3Q'20	45	—	2	—	47	6.0	—	23-31	23-31
Frankfurt III	Frankfurt	3Q'20	101	9	109	39	258	35.0	61	119-138	180-199
Northern Virginia - Sterling VII	Northern Virginia	3Q'20	—	—	—	167	167	—	34	57-66	91-100
San Antonio V	San Antonio	3Q'20	67	7	21	105	199	9.0	56	30-39	86-95
Council Bluffs I	Council Bluffs, IA	3Q'20	42	14	18	42	115	5.0	5	55-61	60-66
Northern Virginia - Sterling VIII	Northern Virginia	4Q'20	—	—	—	—	—	9.0	15	24-29	39-44
Dublin I	Dublin	4Q'20	39	10	33	113	195	6.0	26	40-47	66-73
Total			438	44	302	672	1,456	88.0	$235	$406-486	$641-721

(a)
Represents GSF at a facility for which activities have commenced or are expected to commence in the next 2 quarters to prepare the space for its intended use. Estimates and timing are subject to change. May not sum to total due to rounding.

(b)
London development costs are GBP-denominated and shown as USD-equivalent using exchange rate of 1.24. Frankfurt and Dublin development costs are EUR-denominated and shown as USD-equivalent using exchange rate of 1.10 as of March 31, 2020.

(c)	Represents GSF under construction that, upon completion, will be powered shell available for future development into operating GSF.

(d)
Critical load capacity represents the aggregate power available for lease and exclusive use by customers expressed in terms of megawatts. The capacity reported is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels.

(e)	Actual to date is the cash investment as of March 31, 2020. There may be accruals above this amount for work completed, for which cash has not yet been paid.

(f)	Represents management’s estimate of the total costs required to complete the current GSF under development. There may be an increase in costs if customers require greater power density.

(g)
Northern Virginia - Sterling IX shell construction was completed in 1Q'20, and construction of the CSF, MW, and supporting infrastructure commenced in 1Q'20, with costs in the table reflecting the construction that began in 1Q'20.

Capital Expenditures - Investment in Real Estate	Three Months Ended
March 31
(dollars in millions)	2020
Capital expenditures - investment in real estate	$193.0

CyrusOne Inc.
Land Available for Future Development (Acres)
As of March 31, 2020
(Unaudited)

	As of
Market	March 31, 2020
Amsterdam	8
Atlanta	44
Austin	22
Chicago	23
Cincinnati	98
Council Bluffs, Iowa	10
Dallas	57
Dublin	15
Houston	20
Northern Virginia	24
Phoenix	96
Quincy, Washington	48
San Antonio	12
Santa Clara	23
Total Available(a)	499
Book Value of Total Available	$205.4	million

(a)	Does not sum to total due to rounding.

CyrusOne Inc.
Leasing Statistics - Lease Signings
As of March 31, 2020
(Unaudited)

Period	Number of Leases(a)	Total CSF Signed(b)	Total kW Signed(c)	Total MRR Signed (000)(d)	Weighted Average Lease Term(e)
1Q'20	460	289,000	43,586	$4,994	98
Prior 4Q Avg.	456	108,250	15,369	$2,186	69
4Q'19	450	28,000	4,703	$1,063	55
3Q'19(f)	452	266,000	35,269	$4,324	99
2Q'19	500	46,000	5,946	$1,090	67
1Q'19	422	93,000	15,557	$2,267	56

(a)	Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces, and a customer could have multiple leases.

(b)	CSF represents the GSF at an operating facility that is leased as colocation space, where customers locate their servers and other IT equipment.

(c)
Represents maximum contracted kW that customers may draw during lease period, and subject to full build out of projects subject to additional conditions. Additionally, we can develop flexible solutions for our customers at multiple resiliency levels, and the kW signed is unadjusted for this factor.

(d)
Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.3 million in 1Q'20, $0.2 million in 1Q'19 and 4Q'19, and $0.1 million in 2Q'19 and 3Q'19.

(e)	Calculated on a CSF-weighted basis.
(f) Includes 30,000 CSF, 4.5 MW, and approximately $0.5 million in monthly recurring rent associated with a paid reservation expected to be exercised in the next six months.

CyrusOne Inc.
New MRR Signed - Existing vs. New Customers
As of March 31, 2020
(Dollars in thousands)
(Unaudited)

(a)
Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.3 million in 2Q'18, 3Q'18, and 1Q'20, $0.2 million in 1Q'19 and 4Q'19, and $0.1 million in 4Q'18, 2Q'19 and 3Q'19.

(b) Includes approximately $0.5 million in monthly recurring rent associated with a paid reservation expected to be exercised in the next six months.

CyrusOne Inc.
Customer Sector Diversification(a)
As of March 31, 2020
(Unaudited)

	Principal Customer Industry	Number of Locations	Annualized Rent(b) (000)	Percentage of Portfolio Annualized Rent(c)	Weighted Average Remaining Lease Term in Months(d)
1	Information Technology	11	$184,457	20.0%	97.9
2	Information Technology	11	61,765	6.7%	28.2
3	Information Technology	5	54,404	5.9%	52.6
4	Information Technology	7	35,552	3.9%	47.8
5	Information Technology	7	34,431	3.7%	38.7
6	Information Technology	5	22,585	2.4%	33.9
7	Financial Services	1	19,434	2.1%	132.0
8	Healthcare	2	15,641	1.7%	93.0
9	Information Technology	4	15,456	1.7%	41.8
10	Research and Consulting Services	3	15,357	1.7%	21.3
11	Industrials	5	11,126	1.2%	7.7
12	Financial Services	2	9,788	1.1%	48.3
13	Telecommunication Services	2	9,706	1.1%	18.5
14	Telecommunication Services	8	9,617	1.0%	11.1
15	Information Technology	4	9,614	1.0%	95.8
16	Information Technology	1	9,610	1.0%	47.6
17	Consumer Staples	3	9,260	1.0%	11.0
18	Telecommunication Services	1	7,686	0.8%	91.3
19	Information Technology	3	7,156	0.8%	49.4
20	Information Technology	1	6,922	0.8%	13.9
			$549,565	59.5%	63.5

(a)	Customers and their affiliates are consolidated.

(b)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of March 31, 2020, multiplied by 12. For the month of March 2020, customer reimbursements were $137.2 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From April 1, 2018 through March 31, 2020, customer reimbursements under leases with separately metered power constituted between 13.5% and 19.4% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of March 31, 2020 was $912.5 million. Our annualized effective rent was lower than our annualized rent as of March 31, 2020 because our negative straight-line and other adjustments and amortization of deferred revenue exceeded our positive straight-line adjustments due to factors such as the timing of contractual rent escalations and customer payments for services.

(c)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of March 31, 2020, which was approximately $923.2 million.

(d)
Weighted average based on customer’s percentage of total annualized rent expiring and is as of March 31, 2020, assuming that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised because such payments approximate the profitability margin of leasing that space to the customer, such that we do not consider early termination to be economically detrimental to us.

CyrusOne Inc.
Lease Distribution
As of March 31, 2020
(Unaudited)

GSF Under Lease(a)	Number of Customers(b)	Percentage of All Customers	Total Leased GSF(c) (000)	Percentage of Portfolio Leased GSF	Annualized Rent(d) (000)	Percentage of Annualized Rent
0-999	647	67%	135	2%	$78,073	8%
1000-2499	116	12%	180	3%	44,661	5%
2500-4999	73	8%	257	5%	48,966	5%
5000-9999	46	5%	325	6%	53,453	6%
10000+	81	8%	4,720	84%	698,023	76%
Total	963	100%	5,616	100%	$923,176	100%

(a)	Represents all leases in our portfolio, including colocation, office and other leases.

(b)
Represents the number of customers occupying data center, office and other space as of March 31, 2020. This may vary from total customer count as some customers may be under contract but have yet to occupy space.

(c)
Represents the total square feet at a facility under lease and that has commenced billing, excluding space held for development or space used by CyrusOne. A customer’s leased GSF is estimated based on such customer’s direct CSF or office and light-industrial space plus management’s estimate of infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(d)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of March 31, 2020, multiplied by 12. For the month of March 2020, customer reimbursements were $137.2 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From April 1, 2018 through March 31, 2020, customer reimbursements under leases with separately metered power constituted between 13.5% and 19.4% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of March 31, 2020 was $912.5 million. Our annualized effective rent was lower than our annualized rent as of March 31, 2020 because our negative straight-line and other adjustments and amortization of deferred revenue exceeded our positive straight-line adjustments due to factors such as the timing of contractual rent escalations and customer payments for services.

CyrusOne Inc.
Lease Expirations
As of March 31, 2020
(Unaudited)

Year(a)	Number of Leases Expiring(b)	Total Operating GSF Expiring (000)	Percentage of Total GSF	Annualized Rent(c) (000)	Percentage of Annualized Rent	Annualized Rent at Expiration(d) (000)	Percentage of Annualized Rent at Expiration
Available		1,627	22%
Month-to-Month	1,050	55	1%	$21,221	2%	$21,667	2%
2020	2,005	541	8%	102,256	11%	102,748	10%
2021	2,697	786	11%	163,131	18%	165,717	17%
2022	1,574	638	9%	110,432	12%	116,837	12%
2023	716	830	11%	124,375	13%	136,215	14%
2024	244	540	7%	92,109	10%	102,564	10%
2025	97	245	3%	34,358	4%	41,501	4%
2026	46	622	9%	91,997	10%	98,813	10%
2027	30	489	7%	81,786	9%	90,544	9%
2028	17	278	4%	32,748	3%	38,269	4%
2029	7	82	1%	6,615	1%	8,778	1%
2030 - Thereafter	19	511	7%	62,147	7%	71,845	7%
Total	8,502	7,243	100%	$923,176	100%	$995,497	100%

(a)
Leases that were auto-renewed prior to March 31, 2020 are shown in the calendar year in which their current auto-renewed term expires. Unless otherwise stated in the      footnotes, the information set forth in the table assumes that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised.

(b)	Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces and a customer could have multiple leases.

(c)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of March 31, 2020, multiplied by 12. For the month of March 2020, customer reimbursements were $137.2 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From April 1, 2018 through March 31, 2020, customer reimbursements under leases with separately metered power constituted between 13.5% and 19.4% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of March 31, 2020 was $912.5 million. Our annualized effective rent was lower than our annualized rent as of March 31, 2020 because our negative straight-line and other adjustments and amortization of deferred revenue exceeded our positive straight-line adjustments due to factors such as the timing of contractual rent escalations and customer payments for services.

(d)	Represents the final monthly contractual rent under existing customer leases that had commenced as of March 31, 2020, multiplied by 12.